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                                                                     EXHIBIT 5.1

November 29, 2001



Magma Design Automation, Inc.
2 Results Way
Cupertino, CA 95014

       Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Magma Design Automation, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 7,127,655 shares of the common stock (the "Shares") pursuant to the 2001 Stock Incentive Plan, 2001 Employee Stock Purchase Plan, 1998 Stock Incentive Plan, 1997 Stock Incentive Plan and the Moscape, Inc. 1997 Incentive Stock Plan (together the "Plans"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Pillsbury Winthrop LLP